SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 28, 2005

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer ID. Number
1-4315	Orange and Rockland Utilities, Inc. One Blue Hill Plaza, Pearl River, New York 10965 (845) 352-6000	New York	13-1727729

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 28, 2005, Orange and Rockland Utilities, Inc. (the “Company”) entered into a purchase agreement with Citigroup Global Markets Inc. for the sale of $40 million aggregate principal amount of the Company’s 5.30% Debentures, Series 2005 A due 2015 (the “Debentures”). The Debentures are being issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Debentures are to be issued as a new series of debt securities under the indenture (the “Indenture”), dated as of June 15, 2000, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee. The Indenture was included as Exhibit 4.3.1.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Debentures will bear interest at the rate of 5.30% per annum. Interest on the Debentures will be payable on October 1, 2005 and thereafter semi-annually on April 1 and October 1 in each year. The Debentures will mature on April 1, 2015. The Company may redeem some or all of the Debentures at any time at a “make-whole” redemption price described in the form of Debentures, a copy of which is included as an exhibit to this report.

If an Event of Default shall have occurred and be continuing with respect to the Debentures, the principal thereof may be declared, and upon such declaration shall become, due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Debentures if all Events of Default with respect to the Debentures (other than the non-payment of principal of the Debentures which shall have become due by such declaration) shall have been remedied. Events of Default with respect to the Debentures include:

(i)	failure to pay interest when due on any Debenture, continued for 30 days;

(ii)	failure to pay principal or premium, if any, when due on any Debenture;

(iii)	failure to perform any other covenant of the Company in the Indenture or the Debentures (other than a covenant included in the Indenture solely for the benefit of series of debt securities other than the Debentures), continued for 60 days after written notice from the Trustee or the holders of 25% or more in aggregate principal amount of the Debentures outstanding; and

(iv)	certain events of bankruptcy, insolvency or reorganization.

In accordance with the terms of the Debentures, while the Debentures are outstanding, if the Company is not filing periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is required to post on its Web site (www.oru.com) audited annual and unaudited quarterly financial statements, in such forms and at such times as would be required for the financial statements if they were included in periodic reports filed with the SEC.

The Company is not required to file reports required by Section 13 of the Exchange Act since it has no securities registered under Section 12 of the Act. In addition, the Company’s duty under Section 15(d) of the Exchange Act to file reports was automatically suspended because at the beginning of 2005 it had fewer than 300 security holders of record for each class of its securities that had been registered under the Securities Act. The Company intends to discontinue filing reports with the SEC following the completion of the distribution of the Debentures.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGE AND ROCKLAND UTILITIES, INC.

By	/s/ John E. Perkins
John E. Perkins Treasurer

DATE: March 30, 2005

Index to Exhibits

Exhibit	Description	Sequential Page Number at which Exhibit Begins
4	Form of the Debentures.